Exhibit 10.6

COMMERCIAL NOTE:  TERM SINGLE ADVANCE/FIXED (Ohio)

Amount	City, State	Date
$1,275,000.00		May 3, 2006

FOR VALUE RECEIVED, Northern Technologies Holding Company, LLC, a Minnesota limited liability company (“Borrower”), whose mailing address is 6680 North Highway 49, Lino Lakes, MN 55014, hereby promises to pay to the order of NATIONAL CITY BANK, a national banking association (“Bank”), having a banking office at 1900 East 9th Street, Cleveland, OH 44114 Attention: Commercial Loan Division, Locator No. 01-8485, at the address specified on the bills received by Borrower from Bank (or at such other place as Bank may from time to time designate by written notice) in lawful money of the United States of America, the principal sum of

          One Million Two Hundred Seventy Five Thousand and 00/100 Dollars ($1,275,000.00)

together with interest, all as provided below. Borrower acknowledges that the entire face amount of this Note is to be advanced by Bank to or for the benefit of Borrower on the date hereof.

1. Interest. From and including April 28, 2006 (the “Starting Date”) through and including Maturity (as defined below), the unpaid principal balance of this Note shall bear interest at a fixed rate equal to 8.01% per annum; provided, that so long as any principal of or accrued interest on this Note is overdue, all unpaid principal of this Note and all overdue interest on that principal shall bear interest at a fluctuating rate equal to two percent (2.0%) per annum above the rate that would otherwise be applicable, but in no case less than two percent (2.0%) per annum above the Prime Rate; provided further, that in no event shall any principal of or interest on this Note bear interest at any time after Maturity at a lesser rate than the rate applicable thereto immediately after Maturity; and provided further that nothing herein shall affect the rate of interest applicable to the unpaid principal of this Note or overdue interest thereon (a) to the extent any principal of or accrued interest on this Note is overdue, (b) prior to the Starting Date, (c) after Maturity or (d) to the extent the unpaid principal balance of this Note bears interest at any time based on a rate other than the rate indicated in this section 1.

2. Repayment. Subject to the rights and remedies of Bank set forth in this Note upon default, from and after the date hereof, the interest on and the outstanding principal balance of this Note shall be payable in sixty (60) installments, commencing on June 1, 2006, and continuing on the 1st day of each month thereafter until paid in full, each such installment except the final installment to be in an amount (inclusive of principal and interest) equal to Ten Thousand Seven Hundred Seventy Six and 05/100 Dollars ($10,776.05), but in no case less than the accrued and unpaid interest, and the final installment to be in an amount equal to all unpaid principal of this Note and all accrued and unpaid interest thereon. Payments shall be made in accordance with the amortization schedule set forth in the allonge in the form and substance of Exhibit A to this Note.

The amortization schedule assumes that all payments are made on their respective due dates and any payment made on other than its due date may alter the actual amortization. Any interest accruing on this Note after Maturity shall be due and payable on demand thereafter. If any payment is required to be made on a day which is not a Banking Day, such payment shall be due on the next immediately following Banking Day and interest shall continue to accrue at the applicable rate.

DIRECT DEBIT: The following ·is applicable if checked by Borrower: ☒ Payments shall be paid by Borrower by debiting Borrower’s checking account, routing number _________, account number ________________ on the due date.

3. Prepayment. (a) Borrower shall have the right to prepay the principal of this Note in whole or in part, provided, that (i) each such prepayment shall be in the principal sum of One Thousand and no/100 Dollars ($1,000.00) or any integral multiple thereof or an amount equal to the then aggregate unpaid principal balance of this Note, (ii) each such prepayment shall be applied to the installments of this Note in the inverse order of their respective due dates, and (iii) concurrently with the prepayment of the entire unpaid principal balance of this Note, Borrower shall prepay the accrued interest on the principal being prepaid.

(b)	If this Note is

	(i)	prepaid, in whole or in part, during a period when the unpaid principal balance bears interest, or is scheduled to bear interest, at a fixed rate, or

	(ii)	accelerated after the occurrence of an Event of Default hereunder, during a period when the unpaid principal balance bears interest, or is scheduled to bear interest, at a fixed rate,

and, if, on the date of the occurrence of either (i) or (ii) above, or with respect to any partial prepayment for which a Funding Cost Recovery Charge was not determined on the date of occurrence, on the date of any subsequent prepayment for which a Funding Cost Recovery Charge is determined (each a “Determination Date”), the Reinvestment Rate is less than the Funding Cost, then a “Funding Cost Recovery Charge”, computed in accordance with the terms of the Funding Cost Recovery Charge Addendum, shall be payable by Borrower to Bank at the time of prepayment or acceleration as applicable. Bank’s right to collect any Funding Cost Recovery Charge shall accrue as of each Determination Date, and any delay on Bank’s part to determine, or to notify Borrower as to, the amount of any Funding Cost Recovery Charge shall not constitute a waiver of, or otherwise limit, Bank’s right to recover a Funding Cost Recovery Charge otherwise payable pursuant to the terms hereof.

The terms “Reinvestment Rate” and “Funding Cost” are defined in the Funding Cost Recovery Charge Addendum. Borrower’s execution of this Note shall constitute acknowledgment that Borrower has received a complete copy of the Funding Cost Recovery Charge Addendum.

4. Definitions. As used in this Note, except where the context clearly requires otherwise, “Affiliate” means, when used with reference to any Person (the “subject”), a Person that is in control of, under the control of, or under common control with, the subject, the term “control” meaning the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; “Bank Debt” means, collectively, all Debt to Bank, whether incurred directly to Bank or acquired by it by purchase, pledge, or otherwise, and whether participated to or from Bank in whole or in part; “Banking Day” means any day (other than any Saturday, Sunday or legal holiday) on which Bank’s banking office is open to the public for carrying on substantially all of its banking functions; “Debt” means, collectively, all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by lease, loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise; “Maturity” means the date (whether occurring by lapse of time, acceleration, or otherwise) upon which the last scheduled principal payment under this Note is due; “Note” means this promissory note (including, without limitation, each addendum, allonge, or amendment, if any, hereto); “Obligor” means any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of the Bank Debt of Borrower and (in addition to Borrower) includes, without limitation, co-makers, endorsers, guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to assure such other Obligor’s creditors or any of them against loss; “Person” means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity; “Prime Rate” means the fluctuating rate per annum which is publicly announced from time to time by Bank as being its so-called “prime rate” or “base rate” thereafter in effect, with each change in the Prime Rate automatically, immediately, and without notice changing the Prime Rate thereafter applicable hereunder, it being acknowledged that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating-rate loans; “Proceeding” means any assignment for the benefit of creditors, any case in bankruptcy, any marshalling of any Obligor’s assets for the benefit of creditors, any moratorium on the payment of debts, or any proceeding under any law relating to conservatorship, insolvency, liquidation, receivership, trusteeship, or any similar event, condition, or other thing; “Related Writing” means this Note and any indenture, note, guaranty, assignment, mortgage, security agreement, subordination agreement, notice, financial statement, legal opinion, certificate, or other writing of any kind pursuant to which all or any part of the Bank Debt of Borrower is issued, which evidences or secures all or any part of the Bank Debt of Borrower, which governs the relative rights and priorities of Bank and one or more other Persons to payments made by, or the property of, any Obligor, which is delivered to Bank pursuant to another such writing, or which is otherwise delivered to Bank by or on behalf of any Person (or any employee, officer, auditor, counsel, or agent of any Person) in respect of or in connection with all or any part of the Bank Debt of Borrower; “Reporting Person” means each Obligor and each member of any “Reporting Group” as defined in any addendum to this Note; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

5. Events of Default. It shall be an “Event of Default” if (a) all or any part of the Bank Debt of any Obligor shall not be paid in full promptly when due (whether by lapse of time, acceleration, or otherwise); (b) any representation, warranty, or other statement made by any Person (other than Bank) in any Related Writing shall be untrue or incomplete in any respect when made; (c) any Person (other than Bank) shall repudiate or shall fail or omit to perform or observe any agreement contained in this Note or in any other Related Writing that is on that Person’s part to be complied with; (d) any indebtedness (other than any evidenced by this Note) of any Obligor shall not be paid when due, or there shall occur any event, condition, or other thing which gives (or which with the lapse of any applicable grace period, the giving of notice, or both would give) any creditor the right to accelerate or which automatically accelerates the maturity of any such indebtedness; (e) Bank shall not receive (in addition to any information described in any addendum to this Note) without expense to Bank, (i) forthwith upon each request of Bank made upon Borrower therefor, (A) such information in writing regarding each Reporting Person’s financial condition, properties, business operations, if any, and pension plans, if any, prepared, in the case of financial information, in accordance with generally accepted accounting principles consistently applied and otherwise in form and detail satisfactory to Bank or (B) written permission, in form and substance satisfactory to Bank, from each Reporting Person to inspect (or to have inspected by one or more Persons selected by Bank) the properties and records of that Reporting Person and to make copies and extracts from those records or (ii) prompt written notice whenever Borrower (or any director, employee, officer, or agent of Borrower) knows or has reason to know that any Event of Default has occurred; (f) any judgment shall be entered against any Obligor in any judicial or administrative tribunal or before any arbitrator or mediator; (g) any Obligor shall fail or omit to comply with any applicable law, rule, regulation, or order in any material respect; (h) any proceeds of the loan evidenced by this Note shall be used for any purpose that is not in the ordinary course of Borrower’s business; (i) any property in which any Obligor now has or hereafter acquires any rights or which now or hereafter secures any Bank Debt shall be or become encumbered by any mortgage, security interest, or other lien, except any mortgage, security interest, or other lien consented to by Bank; (j) any Obligor shall at any time or over any period of time sell, lease, or otherwise dispose of all or any material part of that Obligor’s assets, except for inventory sold in the ordinary course of business and other assets sold, leased, or otherwise disposed of with the consent of Bank; (k) any Obligor shall cease to exist or shall be dissolved, become legally incapacitated, or die; (l) any Proceeding shall be commenced with respect to any Obligor; (m) there shall occur or commence to exist any event, condition, or other thing that constitutes an “Event of Default” as defined in any addendum to this Note; (n) there shall occur any event, condition, or other thing that has, or, in Bank’s judgment, is likely to have, a material adverse effect on the financial condition, properties, or business operations of any Obligor or on Bank’s ability to enforce or exercise any agreement or right arising under, out of, or in connection with any Related Writing; or (o) the holder of this Note shall, in good faith, believe that the prospect of payment or performance of any obligation evidenced by this Note is impaired.

6. Effects of Default. If any Event of Default (other than the commencement of any Proceeding with respect to Borrower) shall occur, then, and in each such case, notwithstanding any provision or inference to the contrary, Bank shall have the right in its discretion, by giving written notice to Borrower, to declare this Note to be due, whereupon the entire unpaid principal balance of this Note (if not already due) shall immediately become due and payable in full.  If any Proceeding shall be commenced with respect to Borrower, then, notwithstanding any provision or inference to the contrary, automatically, without presentment, protest, or notice of dishonor, all of which are waived by all makers and all endorsers of this Note, now or hereafter existing, the entire unpaid principal balance of this Note (if not already due) shall immediately become due and payable in full.

7. Late Charges. If any principal of or interest on this Note is not paid within ten (10) days after its due date, then, and in each such case, Bank shall have the right to assess a late charge, payable by Borrower on demand, in an amount equal to the greater of Twenty and 00/100 Dollars ($20.00) or five percent (5%) of the amount not timely paid.

8. No Setoff. Borrower hereby waives any and all now existing or hereafter arising rights to recoup or offset any obligation of Borrower under or in connection with this Note or any Related Writing against any claim or right of Borrower against Bank.

9. Indemnity: Administration and Enforcement. Borrower will reimburse Bank, on Bank’s demand from time to time, for any and all fees, costs, and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred by Bank in administering this Note or in protecting, enforcing, or attempting to protect or enforce its rights under this Note. If any amount (other than any principal of this Note and any interest and late charges) owing under this Note is not paid when due, then, and in each such case, Borrower shall pay, on Bank’s demand, interest on that amount from the due date thereof until paid in full at a fluctuating rate equal to four percent (4%) per annum plus the Prime Rate.

10. Waivers; Remedies; Application of Payments. Bank may from time to time in its discretion grant waivers and consents in respect of this Note or any other Related Writing or assent to amendments thereof, but no such waiver, consent, or amendment shall be binding upon Bank unless set forth in a writing (which writing shall be narrowly construed) signed by Bank. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as Bank may deem expedient. Without limiting the generality of the foregoing, neither Bank’s acceptance of one or more late payments or charges nor Bank’s acceptance of interest on overdue amounts at the respective rates applicable thereto shall constitute a waiver of any right of Bank. Each right, power, or privilege specified or referred to in this Note is in addition to and not in limitation of any other rights, powers, and privileges that Bank may otherwise have or acquire by operation of law, by other contract, or otherwise. Bank shall be entitled to equitable remedies with respect to each breach or anticipatory repudiation of any provision of this Note, and Borrower hereby waives any defense which might be asserted to bar any such equitable remedy. Bank shall have the right to apply payments in respect of the indebtedness evidenced by this Note with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable.

11. Other Provisions. The provisions of this Note shall bind Borrower and Borrower’s successors and assigns and benefit Bank and its successors and assigns, including each subsequent holder, if any, of this Note. Except for Borrower and Bank and their respective successors and assigns, there are no intended beneficiaries of this Note or the loan evidenced by this Note. The provisions of sections 6 through 15, both inclusive, shall survive the payment in full of the principal of and interest on this Note. The captions to the sections and subsections of this Note are inserted for convenience only and shall be ignored in interpreting the provisions thereof. Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point) except where the context clearly does not so permit. If any provision in this Note shall be or become illegal or unenforceable in any case, then that provision shall be deemed modified in that case so as to be legal and enforceable to the maximum extent permitted by law while most nearly preserving its original intent, and in any case the illegality or unenforceability of that provision shall affect neither that provision in any other case nor any other provision. All fees, interest, and premiums for any given period shall accrue on the first day thereof but not on the last day thereof (unless the last day is the first day) and in each case shall be computed on the basis of a 360-day year and the actual number of days in the period. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law. Bank shall have the right to furnish to its Affiliates, and to such other Persons as Bank shall deem advisable for the conduct of its business, information concerning the business, financial condition, and property of Borrower, the amount of the Bank Debt of Borrower, and the terms, conditions, and other provisions applicable to the respective parts thereof. This Note shall be governed by the law State of Ohio.

12. Integration. This Note and, to the extent consistent with this Note, the other Related Writings, set forth the entire agreement of Borrower and Bank as to the subject matter of this Note, and may not be contradicted by evidence of any agreement or statement unless made in a writing (which writing shall be narrowly construed) signed by Bank contemporaneously with or after the execution and delivery of this Note. Without limiting the generality of the foregoing, Borrower hereby acknowledges that Bank has not based, conditioned, or offered to base or condition the credit hereby evidenced or any charges, fees, interest rates, or premiums applicable thereto upon Borrower’s agreement to obtain any other credit, property, or service other than any loan, discount, deposit, or trust service from Bank. In the event and to the extent of any conflict between the terms hereof and the terms of any exhibit, schedule, addendum, allonge, modification or amendment hereto, the terms of such exhibit, schedule, addendum, allonge, modification or amendment shall control.

13. Notices and Other Communications. Each notice, demand, or other communication, whether or not received, shall be deemed to have been given to Borrower whenever Bank shall have mailed a writing to that effect by certified or registered mail to Borrower at Borrower’s mailing address (or any other address of which Borrower shall have given Bank notice after the execution and delivery of this Note); however, no other method of giving actual notice to Borrower is hereby precluded. Borrower hereby irrevocably accepts Borrower’s appointment as each Obligor’s agent for the purpose of receiving any notice, demand, or other communication to be given by Bank to each such Obligor pursuant to any Related Writing. Bank shall be entitled to assume that any knowledge possessed by any Obligor other than Borrower is possessed by Borrower. Each communication to be given to Bank shall be in writing unless this Note expressly permits that communication to be made orally, and in any case shall be given to Bank at Bank’s banking office (or any other address of which Bank shall have given notice to Borrower after the execution and delivery this Note). Borrower hereby assumes all risk arising out of or in connection with each oral communication given by Borrower and each communication given or attempted by Borrower in contravention of this section. Bank shall be entitled to rely on each communication believed in good faith by Bank to be genuine.

14. Warrant of Attorney. Borrower hereby authorizes any attorney at law at any time or times to appear in any state or federal court of record in the United States of America after all or any part of the obligations evidenced by this Note shall have become due, whether by lapse of time, acceleration, or otherwise, and in each case to waive the issuance and service of process, to present to the court this Note and any other writing (if any) evidencing the obligation or obligations in question, to admit the due date thereof and the nonpayment thereof when due, to confess judgment against Borrower in favor of Bank for the full amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and waive all rights of appeal and any stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment against Borrower be vacated for any reason, Bank may nevertheless utilize the foregoing warrant of attorney in thereafter obtaining one or more additional judgments against Borrower.

15. Jurisdiction and Venue; Waiver of Jury Trial. Any action, claim, counterclaim, crossclaim, proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise at any time arising under or in connection with this Note or any other Related Writing, the administration, enforcement, or negotiation of this Note or any other Related Writing or the performance of any obligation in respect of this Note or any other Related Writing (each such action, claim, counterclaim, crossclaim, proceeding, or suit, an “Action”) may be brought in any federal or state court located in the city in which Bank’s banking office is located. Borrower hereby unconditionally submits to the jurisdiction of any such court with respect to each such Action and hereby waives any objection Borrower may now or hereafter have to the venue of any such Action brought in any such court.

BORROWER HEREBY, AND EACH HOLDER OF THIS NOTE, BY TAKING POSSESSION THEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY ACTION.

BORROWER: Northern Technologies Holding Company, LLC

By:	First American Exchange Company, LLC
Its:	Member

By:	/s/ Steven P. Katkov

Printed Name: Steven P. Katkov
Title:	Vice President

STATE OF MINNESOTA

COUNTY OF RAMSEY, SS:

The foregoing instrument was acknowledged before me on May 3, 2006, by Steven P. Katkov, the Vice President of First American Exchange Company, LLC, the Member of Northern Technologies Holding Company, LLC, a Minnesota limited liability company, on behalf of the Minnesota limited liability company.

/s/ Jodean Ives Fritz

Notary Public, Commission Expires: 1/31/2009

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

EXHIBIT A

(ATTACH AMORTIZATION SCHEDULE)

COMMERCIAL NOTE ADDENDUM (OHIO)

Amount	City, State	Date
$1,275,000.00		May 3, 2006

This Commercial Note Addendum (this “Addendum”) is made by Northern Technologies Holding Company, LLC (“Borrower”), a Minnesota limited liability company, and, at the place and as of the date first set forth above.

Borrower has executed and delivered to National City Bank (“Bank”) a promissory note of even date herewith in the face amount set forth above and captioned Commercial Note: Term Single Advance.

This Addendum is hereby made a part of the note described above and that note is hereby supplemented by adding the following Events of Default thereto:

1A. Borrower’s Information. It shall be an Event of Default if Bank shall not receive:

(a) as soon as available, and in any event within 60 days after each quarter-annual fiscal period of each of Borrower’s fiscal years, the Reporting Group’s balance sheet as at the end of the period and the Reporting Group’s statements of cash flow, income, and surplus reconciliation for Borrower’s then current fiscal year to date, prepared for Borrower alone, and on comparative basis with the prior year, in accordance with GAAP, and in form and detail satisfactory to Bank, and

(b) as soon as available, and in any event within 120 days after the end of each of Borrower’s fiscal years, a complete copy of an annual report (including, without limitation, all financial statements therein and notes thereto) of the Reporting Group for that year, prepared in the manner described in the preceding clause (a), (i) certified, without qualification as to GAAP, as having been audited by independent certified public accountants selected by Borrower and satisfactory to Bank, and (ii) accompanied by a copy of any management report, letter, or similar writing furnished to any member of the Reporting Group by those accountants.

(c) concurrently with each delivery of financial statements described above in this section 1A, a compliance certificate signed by Borrower’s chief financial officer (or other officer acceptable to Bank) and otherwise in form and substance satisfactory to Bank (i) certifying that to the best of that officer’s knowledge and belief, (A) those financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial condition and results of operations of the Reporting Group, if any, in accordance with GAAP subject, in the case of interim financial statements, to routine year-end adjustments and (B) no Event of Default then exists or if any does, a brief description of the Event of Default and Borrower’s intentions in respect thereof and (ii) setting forth calculations with respect to each subsection of section 2.

2. Financial Standards. It shall be an Event of Default if Borrower shall fail to comply with the following:

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Debt Service Coverage. Borrower shall not, as of the last day of any Debt Service Coverage Measurement Period, commencing with the Debt Service Coverage Measurement Period ending on December 31, 2006, suffer or permit the ratio of the aggregate of (a) the Reporting Group’s Net Income for that period, plus (b) the Reporting Group’s interest expense for that period, plus (c) the Reporting Group’s federal, state, and local income taxes, if any, for that period, plus (d) the Reporting Group’s depreciation and amortization charges for that period to the aggregate of (i) the Reporting Group’s interest expense for that period, plus (ii) the Reporting Group’s unfunded investments (net after trade-ins, if any) in fixed and capital assets and leasehold improvements during that period, plus (iii) all Dividends/withdrawals (other than any made to one or more other members of the Reporting Group) paid by members of the Reporting Group during that period, plus (iv) an amount equal to the aggregate of all payments required to be made on Funded Debt by members of the Reporting Group during the period of twelve (12) consecutive months next succeeding the Debt Service Coverage Measurement Period in question to be less than 1.0:1.0.

Each “Debt Service Coverage Measurement Period” shall be a period of a fiscal year of Borrower.

3. Mergers and Equity Investments. It shall be an Event of Default if any member of the Reporting Group shall, without having first obtained Bank’s consent, (a) be a party to any merger or consolidation, (b) purchase or otherwise acquire all or substantially all of the assets and business of any corporation or other business enterprise, (c) create, acquire, or have any Subsidiary, or make or keep any investment in any stocks or other equity securities of any kind, except any existing investment or Subsidiary fully disclosed in the Most Recent Financial Statements or any future investment in the stocks or other equity securities of any such Subsidiary, (d) be or become a party to any joint venture or partnership, except any existing joint venture or partnership fully disclosed in the Most Recent Financial Statements, (e) sell or otherwise transfer any equity interest in any Subsidiary of that member to any other Person, except if and to the extent the sale or other transfer is required under applicable law solely for the purpose of qualifying directors, or (f) issue, if that member is a direct Subsidiary of any other member of the Reporting Group, any equity interest, except if and to the extent the issuance is to such other member or is required under applicable law solely for the purpose of qualifying directors.

4. Credit Extensions and Non-Equity Investments. It shall be an Event of Default if any member of the Reporting Group shall, without having first obtained Bank’s consent, (a) make or have outstanding at any time any advance or loan to any Person, except any existing advance or loan fully disclosed in the Most Recent Financial Statements or any existing or future advance made by a member of the Reporting Group to an officer or employee of that member solely for the purpose of paying the ordinary and necessary business expenses of that member or (b) make or keep any investment in any notes, bonds, or other obligations of any kind for the payment of money, except any existing investment fully disclosed in the Most Recent Financial Statements or any existing or future investment, maturing not more than one (1) year from the date when made, in direct obligations of the United States of America or any agency thereof if the full faith and credit of the United States of America is obligated thereupon, in certificates of deposit issued by Bank, or in any other obligation that carries the highest quality rating of any nationally-recognized rating agency, or (c) be or become a guarantor of any kind, except any existing guaranty fully disclosed in the Most Recent Financial Statements or any existing or future endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business.

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5. Borrowings. It shall be an Event of Default if any member of the Reporting Group shall, without having first obtained Bank’s consent, create, assume, or have outstanding at any time any Debt, except any existing Debt fully disclosed in the Most Recent Financial Statements, any existing or future Bank Debt, any existing or future Subordinated Debt, or any existing or future Debt secured by any mortgage, security interest, or other lien expressly consented to by Bank.

6. Banking Relationship.  Borrower will maintain the majority of its depository and disbursement business with Bank.

7. Definitions. As used in this Addendum, except where the context clearly requires otherwise, “Bank Debt” means, collectively, all Debt to Bank, whether incurred directly to Bank or acquired by it by purchase, pledge, or otherwise, and whether participated to or from Bank in whole or in part; “Debt” means, collectively, all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by lease, loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise; “Dividend” means a payment made, liability incurred, or other consideration given by any Person (other than any stock dividend or stock split payable solely in capital stock of that Person) for the purchase, acquisition, redemption or retirement of any capital stock of that Person or as a dividend, return of capital, or other distribution in respect of that Person’s capital stock; “Funded Debt” means all indebtedness for borrowed money, purchase money indebtedness and with respect to capitalized lease obligations, including each renewal or extension, if any, in whole or in part; “GAAP” means generally accepted accounting principles applied in a manner consistent with those used in preparation of the Most Recent Financial Statements; “Most Recent Financial Statements” means the financial statements included in the Reporting Group’s most recent annual report delivered to Bank on or before the date of this Addendum; “Net Income” means net income as determined in accordance with GAAP, after taxes, if any, and after extraordinary items, but without giving effect to any gain resulting from any reappraisal or write-up of any asset; “Person” means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity; “Reporting Group” means (I) Borrower alone, if all of the financial statements hereinbefore selected are prepared for Borrower alone, in which case all determinations referred to in section 2 shall be for Borrower alone and in accordance with GAAP; (II) Borrower and each Subsidiary of Borrower, if any of the financial statements hereinbefore selected are prepared on a consolidated basis, in which case all determinations referred to in section 2 shall be on a consolidated basis and in accordance with GMP, and (III) Borrower and each other Person whose assets, liabilities, income, cash flow, and shareholders’ equity are reported on a combined basis with those of Borrower, if any of the financial statements hereinbefore selected are prepared on a combined basis, in which case all determinations referred to in section 2 shall be on a combined basis and in accordance with GMP; “Subordinated”, as applied to any liability of any Person, means a liability which at the time in question is subordinated (by a writing in form and substance satisfactory to Bank) in

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favor of the prior payment in full of that Person’s Debt to Bank; “Subsidiary” means a corporation or other business entity if shares constituting a majority of its outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by the corporation in question or another Subsidiary of that corporation or any combination of the foregoing; “Tangible Net Worth” means, as to any Person, the excess (as determined in accordance with GAAP) of the net book value (after deducting all applicable valuation reserves and without any consideration to any re-appraisal or write-up of assets) of that Person’s tangible assets (i.e., all assets other than intangibles such as patents, costs of businesses over net assets acquired, good will, and treasury shares) over that Person’s Debt; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms. Any accounting term used in Addendum shall have the meaning ascribed thereto by GAAP as in effect on the date hereof, subject, however, to such modification, if any, as may be provided in this Addendum or in the note hereby supplemented.

BORROWER: Northern Technologies Holding Company, LLC

By:	First American Exchange Company, LLC
Its:	Member

By:	/s/ Steven P. Katkov

Printed Name: Steven P. Katkov
Title:	Vice President

STATE OF MINNESOTA

COUNTY OF RAMSEY, SS:

The foregoing instrument was acknowledged before me on May 3, 2006, by Steven P. Katkov, the Vice President of First American Exchange Company, LLC, the Member of Northern Technologies Holding Company, LLC, a Minnesota limited liability company, on behalf of the Minnesota limited liability company.

/s/ Jodean Ives Fritz

Notary Public, Commission Expires: 1/31/2009

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

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FUNDING COST RECOVERY CHARGE ADDENDUM Ohio

Amount	City, State	Date
$1,275,000.00		May 3, 2006

This Funding Cost Recovery Charge Addendum (this “Addendum”) is made by Northern Technologies Holding Company, LLC (“Borrower”) at the place and as of the date first set forth above.

Borrower has executed and delivered to NATIONAL CITY BANK (“Bank”) a promissory note (the “Note”) of even date herewith in the face amount set forth above and captioned Commercial Note: Term Single Advance.

This Addendum is hereby made a part of the Note and the Note is hereby supplemented by adding the following provisions thereto:

“Reinvestment Rate” means, on the Determination Date, the “bond equivalent yield” interpolated from the most actively traded U.S. Treasury Bills, U.S. Treasury Notes and/or U.S. Treasury Bonds to a term equal to the principal weighted average time (as measured in years from the date of calculation and rounded to the nearest 1/10th of a year) that all principal payments subject to early repayment are scheduled to be outstanding and bear interest at a fixed rate under the Note.

“Cost of Funds” means Bank’s cost of funds as determined by Bank in the exercise of its sole discretion and quoted to Borrower upon request.

“Funding Cost” means Bank’s original Cost of Funds used in determining the fixed rate in effect, or scheduled to be in effect, at the time of prepayment or acceleration, as applicable.

“Funding Cost Recovery Charge” is calculated as follows:

Step 1.

For each period that bears interest, or is scheduled to bear interest, at a fixed rate, multiply the difference between the Funding Cost and the Reinvestment Rate by the principal amount originally scheduled to be outstanding in each period (giving effect to any change thereto as a result of any prior prepayment for which a Funding Cost Recovery Charge has been determined pursuant to the terms of this Addendum), but either (a) will not be outstanding due to early repayment, in the case of a prepayment, or (b) has been accelerated so that such amount scheduled to be outstanding is already due, and multiply the result by the number of days in that period divided by 360; provided, however, that in no event shall any Funding Cost Recovery Charge hereunder be calculated for any period for which the Funding Cost has not yet been determined.

Step 2.	Calculate the present value of each number obtained in Step 1 in accordance with standard financial practice using a discount rate equal to the Reinvestment Rate.

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Loan No: 98076	MORTGAGE (Continued)

Step 3.	Sum all the numbers obtained in Step 2 to arrive at the Funding Cost Recovery Charge.

The calculation is detailed mathematically as follows:

Funding Cost Recovery Charge	=	SIGMA (FC - RR) x Prin i-1 x (Daysi /360)
i=1 (1+ RR/PF)[i]

Where:

SIGMA	= Sigma. The sum from i = 1 to i = n. For each payment date i, perform the operations to the right of the sigma sign until i=n. Then sum the results.

i

= 1,2,3 ... n where each number represents a scheduled future payment date for which the principal bears interest, or is scheduled to bear interest, at a fixed rate. The first scheduled payment date subsequent to the early prepayment date or the acceleration date, as applicable, is designated i = 1, the following payment date i = 2 and so on until i = n.

n	= Number of remaining payment dates relating to periods bearing interest, or scheduled to bear interest, at a fixed rate.

FC	= Funding Cost

RR	= Reinvestment Rate

Prini

= Principal amount originally scheduled to be outstanding on given date i but will not be outstanding due to early repayment or acceleration. When i = 1 then Prini-1 is equal to the principal amount subject to early repayment on the date of prepayment or acceleration, as applicable.

Daysi

= Number of days from payment date (i - 1) to payment date L When i = 1, Days; is equal to the number of days from the later of the date of prepayment, acceleration, or the fixed rate start date, as applicable to payment date i = 1.

PF	= Payment Frequency. The number of scheduled loan payments per year. [i.e. for monthly payments PF=12, for quarterly payments PF=4, etc.]

Bank’s determination of the Funding Cost Recovery Charge shall be conclusive absent obvious error. Any prepayment shall be applied to any installments due on the Note in the inverse order of their respective due dates. Borrower acknowledges and agrees that the Funding Cost Recovery Charge (a) constitutes liquidated damages, (b) is a reasonable method of determining Bank’s loss in the event all or any part of any principal of the Note is paid in whole or in part or accelerated before its original due date, and (c) is not a penalty.

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Loan No: 98076	MORTGAGE (Continued)

BORROWER, BY SIGNING BELOW, HEREBY ACKNOWLEDGES THAT BORROWER HAS BEEN GIVEN A FULL OPPORTUNITY TO REVIEW THIS ADDENDUM AND CONSULT WITH BORROWER’S LEGAL COUNSEL, ACCOUNTANTS AND/OR FINANCIAL PROFESSIONALS AS TO THE EFFECT AND CONSEQUENCES OF THIS ADDENDUM AND, HAVING HAD AN OPPORTUNITY TO DO SO, HEREBY AGREES TO BE BOUND BY ITS TERMS.

BORROWER: Northern Technologies Holding Company, LLC

By:	First American Exchange Company, LLC
Its:	Member

By:	/s/ Steven P. Katkov

Printed Name: Steven P. Katkov
Title:	Vice President

STATE OF MINNESOTA

COUNTY OF RAMSEY, SS:

The foregoing instrument was acknowledged before me on May 3, 2006, by Steven P. Katkov, the Vice President of First American Exchange Company, LLC, the Member of Northern Technologies Holding Company, LLC, a Minnesota limited liability company, on behalf of the Minnesota limited liability company.

/s/ Jodean Ives Fritz

Notary Public, Commission Expires: 1/31/2009

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